UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Horizon Therapeutics Public Limited Company

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You invested in HORIZON THERAPEUTICS PLC and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 29, 2021.

Get informed before you vote

View the Proxy Statement and the 2020 Annual Report to Shareholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 15, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of Class I Director Nominees:
1a.	William F. Daniel	For

1b.	H. Thomas Watkins	For

1c.	Pascale Witz	For

2.

Approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 and authorization of the Audit Committee to determine the auditors’ remuneration.

For

3.	Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement.	For

4.	Authorization for us and/or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares.	For

5.	Approval of the Amended and Restated 2020 Equity Incentive Plan.	For

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